DEAN HELLER

Secretary of State

202 North Carson St.

Carson City, NV 89701-4299

FILED # C22147-99

(775) 684-5708

March 08, 2002

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.

Name of Corporation: Eastgate Acquisitions Corporation

2.

The articles have been amended as follows (provide article numbers, if available):

Article #1 –The name of this Corporation shall be: Talavera’s Fine Furniture

3.

The undersigned declare that they constitute at least two-thirds of the incorporators (check)  ___, or of the board of directors

check   X

4.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5.

Signatures:

  /s/ Geoff Williams

 /s/ Ed Cowle

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Signature

Signature

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.